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                                                                     EXHBIT 1(b)

                      GENERAL ELECTRIC CAPITAL CORPORATION
                       Global Medium-Term Notes, Series A
                Due From 9 Months to 60 Years from Date of Issue


             SECOND AMENDED AND RESTATED U.S. DISTRIBUTION AGREEMENT

                              as of April 16, 2002

DEUTSCHE BANK SECURITIES INC.
31 West 52/nd/ Street
New York, New York 10019

GECC CAPITAL MARKETS GROUP, INC.
260 Long Ridge Road
Stamford, Connecticut 06927

GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York 10004

J.P. MORGAN SECURITIES INC.
270 Park Avenue
New York, New York 10017

LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, New York 10019

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
4 World Financial Center, Floor 15
New York, New York 10080

SALOMON SMITH BARNEY INC.
388 Greenwich Street
New York, New York  10013

UBS WARBURG LLC
677 Washington Blvd.
Stamford, Connecticut 06901


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Ladies and Gentlemen:

     General Electric Capital Corporation, a Delaware corporation (the "Company"), and Deutsche Bank Securities Inc., GECC Capital Markets Group, Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated , J.P. Morgan Securities Inc. and UBS Warburg LLC are parties to an Amended and Restated U.S. Distribution Agreement dated as of May 3, 1999, as amended (as amended, the "Original Agreement"), with respect to the issue and sale by the Company of its Global Medium-Term Notes, Series A (the "Notes"). The Company and Deutsche Bank Securities Inc., GECC Capital Markets Group Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc. and UBS Warburg LLC (the "Agents") hereby amend and restate the Original Agreement as set forth below.

     The Notes are to be issued pursuant to Third Amended and Restated Indenture dated as of February 27, 1997, between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank, as successor trustee (the "Trustee") as supplemented by the First Supplemental Indenture dated as of May 3, 1999 and the Second Supplemental Indenture dated as of July 2, 2001 (as supplemented, the "Indenture"). The Company has initially appointed the Trustee, at its corporate trust office in The City of New York, as the registrar (the "Registrar") for the Notes. The Company has authorized the issuance of Notes to and through the Agents pursuant to the terms of this Agreement. The Notes will be issued in registered form. Each Note will be represented by either a single global security in registered form without coupons delivered to the Trustee as agent for The Depository Trust Company ("DTC") and recorded in the book-entry system maintained by DTC or by a certificate delivered to the holder thereof or a person designated by such holder.

     Subject to the terms and conditions stated herein and further subject to the understanding that nothing in this Agreement shall impair the Company's right to sell securities with terms similar or identical to any Note independently of the continuous offering of Notes contemplated by this Agreement, the Company hereby (i) appoints the Agents as agents of the Company for the purpose of soliciting purchases of the Notes from the Company by others from time to time, (ii) agrees that whenever the Company determines from time to time to sell Notes directly to one or more of the Agents as principal for resale to others (such resale to be at fixed offering prices or at varying prices related to prevailing market prices at the time of resale or otherwise as determined by such Agent), it will enter into a Terms Agreement (as defined below) relating to such sale in accordance with the provisions of Section 2(b) hereof, (iii) reserves the right from time to time to sell Notes on its own behalf directly to investors (other than broker-dealers) or through affiliates that are not Agents, and (iv) reserves the right

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from time to time to appoint one or more additional firms registered as broker/dealers under the Securities Exchange Act of 1934 (the "1934 Act") either
(A) to solicit purchases of Notes from the Company by others or (B) to purchase Notes directly from the Company as principal for resale to others; provided, however, that such sales will be made on terms substantially the same as those contained in this Agreement (and, with respect to Notes offered and sold by the Company pursuant to clause (A) of this subsection (iv), any such additional firm will receive the applicable commission thereon determined in accordance with Exhibit A hereto). Any such additional firm designated by the Company pursuant to clause (iv) above shall be considered an Agent hereunder for all purposes with respect to each transaction with respect to which such appointment is made. In the case of each purchaser whose offer to purchase Notes from the Company has been solicited by an Agent as agent and accepted by the Company, such Agent will make reasonable efforts to assist the Company in obtaining performance by such purchaser, but no Agent shall have any liability to the Company in the event any such purchase is not consummated for any reason.

     The Company has filed with the Securities and Exchange Commission (the "Commission") registration statements on Form S-3 relating to the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933 (the "1933 Act"). Each such registration statement filed prior to the date of this Agreement has been, and any registration statement relating to the Notes filed subsequent to such date will be, prior to its use by the Company with respect to the Notes, declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). The then-current registration statement relating to the Notes provided to the Agents by the Company for use in connection with the offering of the Notes and the then-current prospectus, prospectus supplement and pricing supplement relating to each offering of Notes filed pursuant to Rule 424 under the 1933 Act and provided to the Agents by the Company for use in connection with the offering of such Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents (other than as amended by prospectus supplements or post-effective amendments relating solely to securities other than the Notes) pursuant to the 1934 Act, the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively.

     SECTION 1. Representations and Warranties. (a) The Company represents and warrants to each Agent as of the date of this Agreement (the "Commencement Date"), as of the date of each acceptance by the Company of an offer for the purchase of Notes whether through an Agent as agent or to an Agent as principal (the "Acceptance Date"), as of the date of each sale of Notes whether through an Agent as agent or to an Agent as principal (the date of each such sale to an Agent as principal being referred to herein as a "Settlement Date"), and as of the times referred to in Sections 6(a) and 6(b) hereof (each of the times

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referenced above being referred to herein as a "Representation Date"), as follows:

               (i)   each document filed by the Company pursuant to the 1934
         Act which is incorporated by reference in the Prospectus complied when so filed in all material respects with the 1934 Act and the rules and regulations thereunder, and each document, if any, hereafter filed and so incorporated by reference in the Prospectus will comply when so filed in all material respects with the 1934 Act rules and regulations;

               (ii) the Registration Statement and the Prospectus comply, and the Registration Statement and the Prospectus (and any amendments and supplements thereto, other than amendments or supplements relating solely to securities other than the Notes) will on the applicable Representation Date comply, in all material respects, with the 1933 Act and the applicable rules and regulations of the Commission thereunder;

               (iii) each part of the Registration Statement at the time such part became effective and at the Commencement Date did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus on the Commencement Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Agents by the Company for use in connection with the offering of the Notes which differs from the Prospectus on file at the Commission on the Commencement Date, in which case at the time it is first provided to the Agents for such use) did not, and on the applicable Representation Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (iv) there has been no material adverse change in the condition of the Company and its consolidated affiliates, taken as a whole, from that set forth in the Registration Statement and the Prospectus (excluding any amendments or supplements to the Prospectus since the relevant Acceptance Date, if any);

               (v) the aggregate principal amount of the Company's Global Medium-Term Notes, Series A outstanding at any one time will not exceed any limitation thereon which may then be in effect by action of the Board of Directors of the Company; and

               (vi) no event exists which would constitute an event of default under the Indenture;

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except that the representations and warranties set forth in paragraphs (i), (ii)
and (iii) of this Section 1(a) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company in writing by any Agent expressly for use therein.

        (b) Additional Certifications. Any certificate signed by any officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes shall be deemed a representation and warranty by the Company to each Agent as to the matters covered thereby.

     SECTION 2. Solicitations as Agent; Purchases as Principal. (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent individually agrees, as agent of the Company, to use its best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus.

     The Company reserves the right, in its sole discretion, to suspend solicitation by any one or more of the Agents of purchases of the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, each Agent will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised such Agent or Agents that such solicitation may be resumed.

     Each Agent shall have the right to suspend solicitations, commencing at any time such Agent reasonably believes that there has occurred a material adverse change in the condition of the Company and its consolidated affiliates, taken as a whole, from that then set forth in the Registration Statement and the Prospectus, and ending at the time such Agent has been reasonably satisfied that adequate and full disclosure of such adverse change has been made (including without limitation any necessary amendments or supplements to the Registration Statement and the Prospectus); provided, however, that any such Agent shall notify the Company of its belief prior to or concurrently with any such suspension of solicitations.

     The Company agrees to pay each Agent a commission, by means of a deduction from the proceeds of a sale of Notes, equal to a percentage of the public offering price of each Note sold by the Company as a result of a solicitation made by such Agent as the Company and such Agent may agree. Unless otherwise agreed upon by the Company and each Agent, such commission percentage shall range from 0.05% to 0.60% of the public offering price of each Note. It is understood that no commission will be payable with respect to any offer to purchase Notes accepted by the Company in the event that the Company tenders such Note and delivery of such Note is not accepted by the purchaser.

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     As agent, each Agent is authorized to solicit orders for the Notes at a purchase price which shall be agreed upon by the Company and such Agent and set forth in a supplement to the Prospectus and (except as may be otherwise provided in an applicable Pricing Supplement) only in denominations of 100,000 units of the currency in which the Notes are denominated (the "Specified Currency") or any integral multiple of l,000 units of such Specified Currency in excess thereof (in the case of Certificated Notes) or in denominations of 1,000 units of the Specified Currency (in the case of Book-Entry Notes). Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by such Agent as agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right to reject any offer that is not a reasonable offer to purchase the Notes received by it in whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. "Reasonable" with respect to an offer shall be determined by such Agent by reference to then-prevailing interest rates and the interest rates then posted by the Company with respect to offers to sell the Notes.

          (b) Purchases as Principal. Each sale of Notes to one or more Agents as principal shall be made in accordance with the terms of this Agreement and a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent or Agents. Each such separate agreement (which shall be substantially in the form of Exhibit A hereto and which may take the form of an exchange of any standard form of written telecommunication between such Agent or Agents and the Company or may be an oral agreement confirmed by the relevant Agent in writing (including facsimile transmission) and shall contain the information specified in Exhibit A hereto) is herein referred to as a "Terms Agreement." Any Agent's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Agent shall notify the Company promptly after its last sale of Notes purchased under a Terms Agreement of its completion of the distribution thereof.

          (c) Administrative Procedures. Administrative procedures respecting the sale of Notes (the "Administrative Procedures") shall be agreed upon from time to time by the Agents and the Company. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them herein and in the Administrative Procedures. The Administrative Procedures as in effect on the Commencement Date are attached as Exhibit B hereto. The Administrative Procedures may be amended from time to time only by written agreement of the Company and the Agents and, in the case of amendments which affect the rights, duties or obligations of the Trustee and the Registrar, with the written agreement of the Trustee and the Registrar. To the

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extent the Administrative Procedures in effect from time to time conflict with any provision of this Agreement, the provisions of this Agreement shall govern. The Company will furnish a copy of the Administrative Procedures from time to time in effect to the Trustee and the Registrar.

         (d) Information. The Company authorizes the Agents, in connection with their solicitation of purchases of the Notes, to use only information taken from the Registration Statement and the Prospectus, and the documents incorporated therein by reference, and each of the Agents agrees that it has and will have sole responsibility for the completeness and accuracy of all other information, written or oral, furnished by such Agent and its agents and employees to purchasers and prospective purchasers of the Notes.

         (e)  Delivery of Documents. The documents required to be delivered by
Section 5 hereof shall be delivered at the offices of the Agent (or, if more than one Agent is participating in any such sale, the lead Agent), or at such other location as shall be specified in the relevant Terms Agreement, on the date required for such delivery set forth in Section 5 hereof.

         (f) Registered Broker-Dealers. Each Agent represents that it is a broker-dealer registered under the 1934 Act.

         (g) Obligations Several. The Company acknowledges that the obligations of the Agents are several and, subject to the provisions of this Section 2, each Agent shall have complete discretion as to the manner in which it solicits purchasers for the Notes and as to the identity thereof.

     Section 3. Covenants of the Company. The Company covenants with each Agent as follows:

         (a) Notice of Certain Events. The Company will notify each Agent promptly (i) of the effectiveness of any amendment (other than any amendment relating solely to securities other than the Notes) to the Registration Statement (including any post-effective amendment), (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, in each case other than filings relating solely to securities other than the Notes, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information (other than in each case amendments or supplements or information relating solely to securities other than the Notes), and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to

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prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Copies of Registration Statement, Prospectus. Upon request the Company will deliver to each Agent a conformed copy of the Registration Statement (as originally filed) and of each amendment thereto relating to the Notes (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus). The Company will furnish to each Agent as many copies of the Prospectus (as amended or supplemented) as such Agent shall reasonably request so long as such Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

         (c) Revisions of Prospectus -- Material Changes. If, during such period after the first date of the public offering of the Notes as in the opinion of counsel to the Company a prospectus is required by law to be delivered in connection with sales of the Notes by an Agent as agent or sales of Notes by an Agent as principal, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, prompt notice shall be given, and confirmed in writing, to each Agent to cease the solicitation of offers to purchase the Notes in such Agent's capacity as agent and to cease sales of any Notes such Agent may then own as principal. If the Company shall determine that solicitation of purchases of the Notes shall be resumed, or if on the date of the occurrence of the event necessitating an amendment of or supplement to the Prospectus an Agent holds Notes that were issued by the Company less than 90 days prior to such date, then, prior to the Company's authorizing the Agents to resume solicitations of purchases of the Notes or prior to sales of any such Notes, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

         (d) Prospectus Revisions -- Periodic Financial Information. Promptly after the filing with the Commission of the Company's quarterly reports on Form 10-Q with respect to each of the first three quarters of any fiscal year, the Company shall furnish copies of such reports to each Agent; provided, however, that if on the date of such filing the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the

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Company, and if no Agent shall then hold any Notes as principal purchased pursuant to a Terms Agreement, the Company shall not be obligated to furnish copies of such reports until such time as the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with one or more of the Agents.

         (e) Prospectus Revisions -- Audited Financial Information. Promptly after the filing with the Commission of the Company's annual report on Form 10-K including the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish copies of such report to each Agent; provided, however, that if on the date of such filing the Agents shall have suspended solicitation of purchases of Notes in their capacity as agents pursuant to a request from the Company, and if no Agent shall then hold any Notes as principal purchased pursuant to a Terms Agreement, the Company shall not be obligated to furnish copies of such reports until such time as the Company shall determine that solicitation of purchases of Notes should be resumed or shall subsequently enter into a new Terms Agreement with one or more of the Agents.

         (f) Section 11(a) Earnings Statements. The Company will make generally available to its security holders, as soon as practicable, earnings statements, which need not be audited, covering twelve month periods beginning after the "effective date" (as defined in the rules and regulations promulgated under Section 11(a) of the 1933 Act) of the Registration Statement with respect to each sale of Notes that will satisfy Section 11(a) of the 1933 Act and comply with the rules and regulations thereunder.

         (g) Copies of Current Reports. The Company will furnish to each Agent, promptly after the filing thereof with the Commission, copies of its reports on Form 8-K (other than reports relating solely to securities other than the Notes).

         (h) Blue Sky Qualifications. If required, the Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general or unlimited consent to service of process, to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to qualify any Notes for offer and sale in any jurisdiction in which the Company shall have notified the Agents prior to the distribution of such Notes that it is unable or unwilling to comply with the disclosure or reporting requirements imposed by such jurisdiction. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

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              (i) 1934 Act Filings. The Company, during the period when the
       Prospectus is required to be delivered under the 1933 Act, will file timely all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

          Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

                     (i) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

                     (ii)   The preparation, issuance and delivery of the Notes;

                     (iii) The fees and disbursements of the Company's accountants and of the Trustee and its counsel;

                     (iv) The reasonable fees and disbursements of Davis Polk & Wardwell, counsel for the Agents; provided, however, that in any sale of Notes to one or more Agents acting as principal, the Company's obligations, if any, to pay the reasonable fees and disbursements of Davis Polk & Wardwell shall be as agreed upon by the Company and the Agent(s) participating in such transaction and reflected in the applicable Terms Agreement;

                     (v) The qualification of the Notes under securities laws in accordance with the provisions of Section 3(h), including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation of any Blue Sky Survey;

                     (vi) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

                     (vii) The printing and delivery to the Agents of copies of the Indenture and any Blue Sky Survey;

                     (viii) Any fees charged by rating agencies for the rating
              of the Notes;

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                 (ix)    The fees and expenses, if any, incurred with respect to
         any filing with the National Association of Securities Dealers, Inc.;
         and

                  (x) Any advertising and other out-of-pocket expenses incurred with the approval of the Company.

     Section 5. Conditions of Obligations. Each Agent's obligations to solicit offers to purchase the Notes as agent of the Company, the obligation of any purchaser to purchase Notes sold through an Agent as agent, and any Agent's obligations to purchase Notes pursuant to any Terms Agreement will be subject at all times to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

          (a) Legal Opinions. At the Commencement Date and at each Settlement Date with respect to any applicable Terms Agreement, if called for by such Terms Agreement, the Agents shall have received the following documents:

                  (i) Opinion of Company Counsel. The opinion of the Associate General Counsel, Treasury Operations and Assistant Secretary of the Company, or other counsel satisfactory to such Agent(s), dated as of such Commencement Date or Settlement Date, in form and substance satisfactory to the Agents and counsel for the Agents, to the effect that:

                           (A) The Company has been duly incorporated and is
                  validly existing under the laws of the State of Delaware.

                           (B) The Company is duly qualified to transact
                  business and is in good standing in the jurisdictions in which the conduct of its business or the ownership of its property requires such qualification.

                           (C) The Indenture has been duly authorized, executed
                  and delivered by the Company, is a valid and binding agreement of the Company and has been qualified under the 1939 Act.

                           (D) The Notes have been duly authorized and, when
                  executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by any purchaser of Notes sold through an Agent as agent or any Agent as principal pursuant to any Terms Agreement, would be valid and binding obligations of the Company enforceable against the Company in

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                  accordance with their respective terms and would entitle the holders thereof to the benefits of the Indenture.

                           (E) This Agreement (and, if the opinion is being
                  given pursuant to Section 6(c) hereof as a result of the Company's having entered into a Terms Agreement requiring such opinion, the applicable Terms Agreement) has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to contribution and indemnity hereunder (or thereunder) may be limited under applicable law.

                           (F) Neither the execution and delivery of this
                  Agreement nor the issuance and sale of the Notes by the Company as provided herein will contravene the certificate of incorporation or by-laws of the Company or result in any violation of any of the terms or provisions of any law, rule or regulation (other than with respect to applicable securities or Blue Sky laws, as to which such counsel need not express any opinion) or of any indenture, mortgage or other agreement or instrument known to such counsel by which the Company or any of its subsidiaries is bound.

                           (G) The statements contained in the Prospectus under
                  the captions "Description of Notes" and "Plan of Distribution" fairly present the matters referred to therein.

                           (H) Each document incorporated by reference in the
                  Prospectus which was filed pursuant to the 1934 Act (except for the financial statements and schedules and other financial and statistical material included therein or omitted therefrom, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the 1934 Act and the applicable rules and regulations of the Commission thereunder.

                           (I) The Registration Statement is effective under the
                  1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                           (J) The Registration Statement and the Prospectus and
                  any supplements and amendments thereto (except for the financial statements and schedules and other financial and statistical

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                  material included therein or omitted therefrom and except for supplements and amendments relating only to securities other than the Notes, as to which such counsel need express no opinion) comply as to form in all material respects with the 1933 Act and the applicable rules and regulations of the Commission thereunder.

                           (K) Such counsel believes that (except for the
                  financial statements and schedules and other financial and statistical material included therein or omitted therefrom, as to which counsel need not express any belief) each part of the Registration Statement at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to such date, at the time of the most recent such filing, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of the Commencement Date or the Settlement Date, as the case may be, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (ii) Opinion of Tax Counsel to the Company. The opinion of James Kalashian, Senior Tax Counsel of the Company, Cleary, Gottlieb, Steen & Hamilton or other tax counsel satisfactory to such Agent(s) dated as of such Commencement Date or Settlement Date, confirming the accuracy of the opinion of such counsel set forth under the caption "United States Taxation" in the Prospectus.

                (iii) Opinion of Counsel to the Agents. The opinion of Davis Polk & Wardwell, counsel to the Agents, dated as of such Commencement Date or Settlement Date, covering the matters referred to in subparagraph (i) under the subheadings (A), (C), (D), (E), (G), (I),
         (J) and (K) above.

                 (iv) In rendering the opinion referred to in subparagraph (i) above, such counsel may state that with respect to (J) and (K) of subparagraph (i), such counsel's opinion and belief are based upon his participation in the preparation of the Registration Statement and the Prospectus and any amendments and supplements thereto (including documents incorporated by reference) and review and discussion of the contents thereof, but are without independent check or verification except as stated therein. In rendering the opinion referred to in subparagraph (iii) above, such counsel may state that with respect to
         (J) and (K) of
                  subparagraph (i) above, such counsel's opinion and belief are based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments and supplements thereto (other than documents incorporated by reference) and upon their review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification except as stated therein. In rendering the opinions referred to in subparagraphs (i) and (iii) above, such counsel may state that with respect to (D) and (E) of subparagraph (i) above, such counsels' opinions, insofar as such opinions relate to enforceability, are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the effect of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

                  (b) Officer's Certificate. At the Commencement Date and at each Settlement Date with respect to any Terms Agreement, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall have been no material adverse change in the condition of the Company and its consolidated affiliates, taken as a whole, from that set forth in the Registration Statement and the Prospectus (excluding any amendments or supplements to the Prospectus since the relevant Acceptance Date, if any); and the Agents shall have received on the Commencement Date and, if called for by the applicable Terms Agreement, at each Settlement Date a certificate in the form of Exhibit DE hereto, dated the Commencement Date or such Settlement Date and signed by an executive officer of the Company, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

                  (c) Comfort Letter. The Agents shall have received at the Commencement Date and at each Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement, a letter from KPMG LLP, independent public accountants, dated as of the Commencement Date or such Settlement Date, in form and substance satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

                  (d) Other Documents. On the Commencement Date and at each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

             If any condition specified in this Section shall not have been fulfilled as of the relevant date required, this Agreement and any Terms Agreement may be terminated as to any Agent by notice by such Agent to the Company at any time at or prior to the Commencement Date or the applicable Settlement Date, and such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3(f) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 10 and 14 hereof shall remain in effect.

             Section 6. Additional Covenants of the Company. The Company covenants and agrees that:

                  (a) Reaffirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes, and each sale of Notes to any Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to the Agents, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time);

                  (b) Subsequent Delivery of Certificates. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented or a new Registration Statement is used by the Company with respect to the Notes or there is filed with the Commission any annual report on Form 10-K incorporated by reference into the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates of Notes or a change in the aggregate principal amount of Notes remaining to be sold or similar changes or other than an amendment, supplement or document relating solely to securities other than the Notes or a post-effective amendment solely containing exhibits to the Registration Statement); (ii) the Company sells Notes to any Agent pursuant to a Terms Agreement, and the Agent so requests; and (iii) there is filed with the Commission any quarterly report on Form 10-Q or periodic report on Form 8-K incorporated by reference into the Prospectus and any Agent reasonably requests, the Company shall furnish or cause to be furnished to the Agents (in the case of clause (i)), the Agent(s) party to the Terms Agreement (in the case of clause
(ii)) or the requesting Agent(s) (in the case of clause (iii)) promptly a certificate in form satisfactory to such Agent(s) to the effect that the statements contained in the certificates referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such amendment or supplement or filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time or the new Registration Statement, as the case may be) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificates or the new Registration Statement, as the case may be; provided, however, that the Company shall not be required to furnish any certificates to any Agents pursuant to this paragraph at a time when the Agents shall have suspended solicitation of purchases of Notes in their capacity as agents pursuant to instructions of the Company, if no Agent shall then hold any Notes as principal purchased under a Terms Agreement;

          (c) Subsequent Delivery of Legal Opinions. Each time that the Registration Statement or the Prospectus shall be amended or supplemented or a new Registration Statement is used by the Company with respect to the Notes or there is filed with the Commission any annual report on Form 10-K incorporated by reference into the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates of the Notes or a change in the aggregate principal amount of Notes remaining to be sold or similar changes or other than an amendment, supplement or document relating solely to securities other than the Notes or a post-effective amendment solely containing exhibits to the Registration Statement) or, if so indicated in the applicable Terms Agreement, the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished promptly to the Agents a written opinion of the Associate General Counsel, Treasury Operations and Assistant Secretary of the Company or other counsel satisfactory to the Agents, dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same tenor as the opinion referred to in Section 5(a) hereof but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or the new Registration Statement, as the case may be, or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the

Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance or the new Registration Statement, as the case may be); and

          (d) Subsequent Delivery of Comfort Letters. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or a new Registration Statement is used by the Company with respect to the Notes or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information or, if so indicated in the applicable Terms Agreement, the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall cause KPMG LLP promptly to furnish the Agents a letter, dated the date of filing of such amendment, supplement or document with the Commission or the date of effectiveness of such new Registration Statement, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 5(c) hereof; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, KPMG LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the Agents' reasonable judgment, such letter should cover such other information.

     Section 7. Additional Covenants of the Agents.  Each Agent agrees that:

         (a) Advertising. It will not place advertisements or publish notices of any kind in any jurisdiction relating to any Notes, the offering of any Notes or any other matter relating to this Agreement without the prior written consent of the Company.

         (b) Calculation Agent. If requested by the Company and agreed by such Agent with respect to any Notes offered through such Agent as agent or to such Agent as principal, such Agent will act as Calculation Agent with respect to such Notes for all purposes. Unless otherwise agreed by the Company and the relevant Agent, the rights and obligations of the Company and such Agent shall, with respect to each instance in which such Agent is requested to so act, be governed by the Master Calculation Agent Agreement dated as of April 16, 2002 set forth as Exhibit C hereto.

         (c) Discretionary Accounts. It will not confirm sales of any Notes to accounts over which it exercises discretionary authority.


     Section 8. Indemnification. (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or prospectus supplement or the Prospectus (if used within the period set forth in Section 3(c) and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Agent expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus (including, without limitation, any preliminary prospectus supplement or preliminary pricing supplement) shall not inure to the benefit of any Agent from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling such Agent, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Agent to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

         (b) Indemnification of Company. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to information relating to such Agent furnished in writing by such Agent expressly for use in the Registration Statement or the Prospectus.

         (c) General. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) hereof, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Agents in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnity the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     Section 9. Contribution. If the indemnification provided for in Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) if the indemnifying party is the Company, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the issue and sale of the Notes, (ii) if the indemnifying party is an Agent, in such proportion as is appropriate to reflect the relative fault of such Agent on the one hand and the Company on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, or (iii) if the allocation provided by clause (i) or clause (ii) above, as the case may be, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above or the relative fault referred to in clause (ii) above, as the case may be, but also such relative fault (in cases covered by clause (i)) or such relative benefits (in cases covered by clause (ii)) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other hand shall be deemed to be in the same proportion as the total sales price received by the Company from the sale of Notes that are the subject of the claim for indemnification (before deducting expenses) bears to the total underwriting discounts and commissions received by the Agents from sales of Notes that are the subject of the claim for indemnification. The relative fault of the Company on the one hand and of the Agents on the other shall be determined by reference to, among other things, whether the untrue statement of a fact or the omission to state a fact relates to information supplied by the Company or statements made or furnished by the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations provided for, in the respective cases, in clauses (i), (ii) and (iii) of the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Agent shall be required to contribute any amount in excess of the amount by which the sum of (i) the total price at which any Notes, the purchase of which is the subject of the claim for indemnification and which was solicited by such Agent, were sold by the Company and (ii) the total price at which any Notes, the purchase of which is the subject of the claim for indemnification and which such Agent purchased as principal and distributed to the public, were offered to the public, exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations to contribute pursuant to this Section 9 are several, in proportion to the respective amounts of Notes solicited or purchased by each of such Agents, and not joint.

     Section 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or any Terms Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of any Agent, or by or on behalf of the Company or any controlling person of the Company, and shall survive each delivery of and payment for any of the Notes.

     Section 11. Termination. (a) Termination of this Agreement. This Agreement may be terminated as to a party for any reason, at any time by any party hereto upon the giving of 30 days' written notice of such termination to each other party hereto; provided, however, that an Agent's termination of this Agreement shall terminate the Agreement only between itself and the Company.

         (b) Termination of a Terms Agreement. The Agent or, if applicable, the Agents if so agreed by a majority in interest of the Agents, may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto if (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited;
(ii) a
general moratorium on commercial banking activities in the State of New
York or the United States shall have been declared by Federal authorities; or
(iii) there shall have occurred any material outbreak, or material escalation, of hostilities or other national or international calamity or crisis, of such magnitude and severity in its effect on the financial markets of the United States, in the reasonable judgment of such Agent or a majority in interest of the Agents, as to prevent or materially impair the marketing, or enforcement of contracts for sale, of the Notes

         (c) General. In the event of any such termination, no party will have any liability to the other parties hereto or to the other parties to any Terms Agreement so terminated, except that (i) the Agents shall be entitled to any commissions earned in accordance with the fourth paragraph of Section 2(a) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or
(b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 3(f) hereof (except that the Company shall no longer be required to comply with the provisions of Section 3(f) after it has made generally available to its security holders an earnings statement (which need not be audited) covering a twelve-month period beginning after the date of the last sale of Notes hereunder (including sales to an Agent under a Terms Agreement) which shall satisfy the provisions of Section 11(a) of the 1933 Act and the rules and regulations thereunder), the provisions of
Section 4 hereof, the agreements of the Agents pursuant to Section 7 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 10 and 14 hereof shall remain in effect.

     Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted to the address or telefax number set forth below:

         Deutsche Bank Securities Inc.
         31 West 52/nd/ Street
         New York, NY 10019
         Phone: (212) 469-6767
         Fax: (212) 469-7875
         Attention: Mr. Erich Mauff

         General Electric Capital Corporation
         GECC Capital Markets Group, Inc.
         260 Long Ridge Road
         Stamford, CT 06927
         Phone: (203) 357-4000

         Fax:  (203) 357-4975
         Attention: Senior Vice President-Corporate Treasury
                    and Global Funding Operation

         Goldman, Sachs & Co.
         85 Broad Street
         New York, NY 10004
         Phone:
         Fax:
         Attention: Credit Control-Medium Term Notes

         J.P. Morgan  Securities Inc.
         270 Park Avenue, 7/th/ Floor
         New York, NY 10017
         Telephone: 212-834-5710
         Telecopier: 212-834-6702
         Attention: Transaction Execution Group

         Lehman Brothers Inc.
         745 Seventh Avenue
         New York, NY 10019
         Phone: (212) 526-9664
         Fax: (212) 527-0943
         Attention: Fixed Income Syndicate/MTN Desk

         Merrill Lynch, Pierce, Fenner
         & Smith Incorporated
         4 World Financial Center, Floor 15
         New York, NY 10080
         Phone: (212) 449-7476
         Fax:   (212) 449-2234
         Attention: Global Transaction Management Group

         Salomon Smith Barney Inc.
         388 Greenwich Street
         New York, NY 10013

         UBS Warburg LLC
         677 Washington Blvd.
         Stamford, CT 06901
         Phone: 203-719-1342
         Fax: 203-719-7139
         Attention: Debt Capital Markets

     Section 13. Parties. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation, except that purchasers of Notes sold by any Agent as agent shall be entitled to the benefits of Section 5 hereof. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

     Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our amended and restated agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                                       Very truly yours,

                                       GENERAL ELECTRIC CAPITAL
                                         CORPORATION

                                       By____________________________________
                                         Name: Kathryn A. Cassidy
                                         Title: Senior Vice President Corporate
                                         Treasury & Global Funding Operation

                                       CONFIRMED AND ACCEPTED,
                                       as of the date first above written:

                                          DEUTSCHE BANK SECURITIES INC.

                                          By_____________________________
                                            Name:
                                            Title:

                                          GECC CAPITAL MARKETS GROUP, INC.

                                          By_____________________________
                                            Name:
                                            Title:

                                          GOLDMAN, SACHS & CO.

                                          By_____________________________
                                            Name:
                                            Title:

                                          J.P. MORGAN SECURITIES INC.

                                          By______________________________
                                            Name:
                                            Title:

                                          LEHMAN BROTHERS INC.

                                          By______________________________
                                              Name:
                                              Title:

                                            MERRILL LYNCH, PIERCE, FENNER &
                                            SMITH INCORPORATED

                                            By ______________________
                                               Name:
                                               Title:

                                            SALOMON SMITH BARNEY INC.

                                            By ______________________
                                               Name:
                                               Title:

                                            UBS WARBURG LLC

                                            By ______________________
                                               Name:
                                               Title:

                                                                       EXHIBIT A

                      [Aggregate Principal Amount of Notes]

                      GENERAL ELECTRIC CAPITAL CORPORATION

                       Global Medium-Term Notes, Series A

                                 TERMS AGREEMENT

                                                                          [Date]

GENERAL ELECTRIC CAPITAL CORPORATION
201 High Ridge Road
Stamford, CT 06927

Attention: Senior Vice President - Corporate Treasury and
                    Global Funding Operation

Re:  Second Amended and Restated U.S. Distribution Agreement
     ("U.S. Distribution Agreement") dated as of April 16, 2002

The undersigned agrees to purchase Global Medium-Term Notes, Series A (Trade No. ____) having the following terms:

     Maturity Date:
     Principal Amount:
     Issue Price:
     Settlement Date:
     Place of Delivery: The City of New York, New York
     Issue Date:
     Specified Currency:
     Interest Rate:
     Interest Payments:
     Redemption at the option of the Company: None
     Repayment at the option of the holder: None
     Discount/Commissions:

[Terms used but not defined herein shall have the meaning assigned to them in the U.S. Distribution Agreement.

Solely with respect to the distribution of the Notes, the Underwriter is hereby appointed as an Agent under the U.S. Distribution Agreement and shall be entitled to the benefits, and subject to the obligations, of an Agent purchasing Notes as principal pursuant to Section 2(b) thereunder.1]

To the extent that any of the Underwriters listed on Schedule I are not named as Agents in the Second Amended and Restated U.S. Distribution Agreement, such entities are hereby appointed Agents thereunder with respect to this transaction.

The certificate referred to in Section 5(b) of the U.S. Distribution Agreement, the opinion referred to in Section 5(a)(i) of the U.S. Distribution Agreement [and the accountants' letter referred to in Section 5(c) of the U.S. Distribution Agreement] will be required.

[[Lead Manager] will act as Calculation Agent as referred to in Section 7(b) of the U.S. Distribution Agreement.]2
                                                     [LEAD MANAGER]

                                                     By:
                                                        Title:
Accepted:

GENERAL ELECTRIC CAPITAL CORPORATION

By:
   Senior Vice President - Corporate Treasury
      and Global Funding Operation

____________________
1 To be included if the Underwriter is not a party to the U.S. Distribution Agreement.
2 To be included if it is a floating rate transaction unless a party other than the dealer acts as Calculation Agent.

                                                                       EXHIBIT B

                      GENERAL ELECTRIC CAPITAL CORPORATION

                       GLOBAL MEDIUM-TERM NOTES, SERIES A

                            ADMINISTRATIVE PROCEDURES

                       __________________________________

         The Global Medium-Term Notes, Series A (the "Notes"), are to be offered on a continuous basis by General Electric Capital Corporation (the "Company"). Each of Deutsche Bank Securities Inc., GECC Capital Markets, Goldman, Sachs & Co., Lehman Brothers Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc. and UBS Warburg LLC (each an "Agent") has agreed to solicit offers to purchase the Notes in registered form. The Notes are being sold pursuant to a Second Amended and Restated U.S. Distribution Agreement dated as of April 16, 2002 (the "Agreement") between the Company and the Agents. In the Agreement, each Agent has agreed to use its best efforts to solicit purchases of the Notes. Each Agent, as principal, may purchase Notes for its own account and if it does so, the Company and such Agent will enter into a terms agreement, as contemplated by the Agreement.

         The Notes are to be issued pursuant to Third Amended and Restated Indenture dated as of February 27, 1997, between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as successor trustee (the "Trustee") as supplemented by the First Supplemental Indenture dated as of May 3, 1999 and the Second Supplemental Indenture dated as of July 2, 2001, (as supplemented the "Indenture"). Subject to the terms and conditions of the Indenture, and unless otherwise provided, all Securities of the same series having identical terms but for authentication date and public offering price (a "Tranche") need not be issued at the same time. Unless otherwise provided, and subject to the terms and conditions of the Indenture, a Tranche may be reopened for issuance of additional Securities in such Tranche. The Company has initially appointed the Trustee, at its corporate trust office in The City of New York, as the registrar (the "Registrar") for the Notes. The Company has authorized the issuance of Notes to and through the Agents pursuant to the terms of this Agreement. The Notes will be issued in registered form. Each Note will be represented by either a single global security in registered form without coupons delivered to the Trustee as agent for The Depository Trust Company ("DTC") and recorded in the book-entry system maintained by DTC or by a certificate delivered to the holder thereof or a person designated by such holder. Notes will bear interest at a fixed rate (the "Fixed Rate Notes"), which may be zero in the case of certain original issue discount notes (the "OID Notes"), or at floating rates (the "Floating Rate Notes"). Fixed Rate Notes may (i) pay a level amount in respect of both interest and principal amortized over the life of the Notes (the "Amortizing Notes"), (ii) pay an amount in respect of principal determined by the relationship between (x) the currency base rate of a unit of the face amount currency per unit of the Indexed Currency specified on the face of such Note and
(y) the spot rate (as derived in accordance with such Note) expressed in terms of a unit of the face amount currency per unit of such Indexed Currency for an amount of such Indexed Currency equal to the face amount of such Note on the Index Determination Date specified on the face of such Note ("Indexed Notes") and (iii) provide for payment of both principal and interest to be made, at the election of the Company, in the Optional Payment Currency specified on the face of such Note at the Designated Exchange rate specified on the face thereof with certain adjustments to the payment of principal if such Note is redeemed prior to the Maturity Date or if payment thereon is accelerated ("Dual Currency Notes"). The Notes will be issued in U.S. dollars or other currencies (the "Specified Currency"). Each Note will be represented by either a Global Security (as defined below) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except in limited circumstances, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

         Book-Entry Notes, which may only be denominated and payable in U.S. dollars, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC'S operating procedures, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Indexed Notes and Dual Currency Notes will only be issued as Certificated Notes. Unless otherwise defined herein, terms defined in the Indenture or the Notes shall be used herein as therein defined.

             PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

         In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC, dated as of May 3, 1999 (the "Letter of Representation"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDS").

Issuance:              On any date of settlement (as defined under "Settlement"
                       below) for one or more Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to U.S. $500,000,000 principal amount of all such Notes that have the same Purchase Price, Settlement
                       Date, Maturity Date, redemption or repayment provisions, Interest Payment Dates, Original Issue Date, original issue discount provisions (if any), and, in the case of Fixed Rate Notes, Interest Rate, modified payment upon acceleration (if any), amortization schedule (if any) or, in the case of Floating Rate Notes, Initial Interest
                       Rate, Interest Payment Dates, Interest Payment Period,
                       Calculation Agent, Base Rate, Index Maturity, Interest
                       Reset Period, Interest Reset Dates, Spread or Spread
                       Multiplier (if any), Alternative Rate Event Spread (if any), Minimum Interest Rate (if any)and Maximum Interest
                       Rate (if any) and, in each case, any other relevant terms
                       (collectively "Terms"). Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an "Interest
                       Accrual Date," which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. Book-Entry Notes may only be denominated and payable in U.S. dollars. No Global Security will represent any Certificated Note.

Identification
Numbers: The Company has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of approximately 900 CUSIP numbers (including tranche numbers) for assignment to the Global Securities representing the Book-Entry Notes. The Company has obtained from the CUSIP Service Bureau a written list of each series of reserved CUSIP numbers and has delivered to the Trustee and DTC the written list of 900 CUSIP numbers of such series. The Trustee will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Securities. At anytime when fewer than 100 of the reserved CUSIP numbers of either series remain unassigned to Global Securities, the Trustee shall so advise the Company and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

Registration:           Each Global Security will be registered in the name of
                        Cede & Co., as nominee for DTC, on the Security register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC with respect to such Note (the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:              Transfers of a Book-Entry Note will be accompanied by
                        book entries made by DTC and, in turn, by Participants
                        (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:              The Trustee may deliver to DTC and the CUSIP Service
                        Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more
                        Outstanding Global Securities that represent Book-Entry
                        Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest
                        Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service
                        Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global
                        Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and a new Interest Accrual
                        Date, and the CUSIP numbers of the
                        exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed U.S.
                        $500,000,000 in aggregate principal amount, one Global
                        Security will be authenticated and issued to represent each U.S. $500,000,000 principal amount of the exchanged
                        Global Security and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see
                        "Denominations" below).

Maturities:             Each Book-Entry Note will mature on a date from nine
                        months to 60 years from its date of issue.

Notice of Redemption
and Repayment Dates:    The Trustee will give notice to DTC prior to each
                        redemption date or repayment date (as specified in the Note), if any, at the time and in the manner set forth in the Letter of Representation.

Denominations:          Book-Entry Notes will be issued in principal amounts of
                        U.S. $100,000 or an integral multiple of U.S. $1,000 in excess thereof, unless otherwise specified in the applicable Pricing Supplement. Global Securities will be issued in principal amounts not in excess of U.S.
                        $500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of U.S.
                        $500,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global
                        Security will be issued to represent each U.S.
                        $500,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or
                        Notes shall be assigned the same CUSIP number.


Interest:               General. Interest on each Book-Entry Note will accrue
                        from the Interest Accrual Date of the Global Security representing such Note. Each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date; provided that in the case of Floating Rate Notes that reset daily or weekly, interest payments will include interest accrued to and including the Record Date immediately preceding the Interest Payment Date, except that at maturity or earlier redemption or repayment, the interest payable will include interest accrued to, but excluding, the maturity date or the date of redemption or repayment, as the case may be. Interest payable at the maturity or upon redemption or repayment of a Book-Entry Note will be payable to the person to whom the principal of such
                        Note is payable. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global
                        Security in the appropriate weekly bond report published by Standard & Poor's Corporation.

                        Record Dates. The Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date.

                        Fixed Rate Book-Entry Notes. Unless otherwise specified in the applicable Pricing Supplement, interest payments on Fixed Rate Book-Entry Notes, other than Amortizing Notes, will be made semiannually on March 15 and September 15 of each year, (or, if so indicated in such Note, annually on September 15 of each year) and at maturity or upon any earlier redemption or repayment and Book Entry Amortizing Notes will pay principal and interest semiannually each March 15 and September 15, or quarterly each March 15, June 15, September 15, and December 15, and at maturity (or any redemption or repayment date); provided, however, that in the case of a Fixed Rate Book-Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

                        Floating Rate Book-Entry Notes. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semiannually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified pursuant to Settlement Procedure "A" below; in the case of Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and in the case of Notes with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided however, that if an Interest Payment Date for Floating Rate Book-Entry Notes would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Notes, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Notes, except in the case of a LIBOR Note if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided, further, that in the case of a Floating Rate Book-Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

                           Notice of Interest Payment and Record Dates. On the first Business Day of January, April, July and October of each year, the Trustee will deliver to the Company and DTC a written list of Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day.

Calculation of Interest:   Fixed Rate Book-Entry Notes. Interest on Fixed Rate
                           Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a year of twelve thirty-day months.

                               Floating Rate Book-Entry Notes. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes will be calculated on the basis of actual days elapsed and a year of 360 days except that in the case of Treasury Rate Notes, interest will be calculated on the basis of the actual number of days in the year.

Payments of Principal
and Interest:                  Payments of Interest. Promptly after each Record
                               Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global
                               Security other than an Amortizing Note on the following Interest Payment Date (other than an
                               Interest Payment Date coinciding with maturity or any earlier redemption or repayment date) and the total of such amounts. DTC will confirm the amount payable on each such Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's
                               Corporation. In the case of Amortizing Notes, the Trustee will provide separate written notice to DTC prior to each Interest Payment Date at the time and in the manner set forth in the Letter of Representation. The Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (and, in the case of an Amortizing Note, principal and interest) (other than at maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment." If any Interest Payment Date for a
                               Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                               Payments at Maturity or Upon Redemption or
                               Repayment. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security other than an Amortizing Note maturing either at maturity or on a redemption or repayment date in the following month. The Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity Date or redemption or repayment date of such Global Security. In the case of Amortizing Notes, the Trustee will provide separate written notice to DTC prior to the Maturity Date and any redemption or repayment date, as the case may be, at the times and in the manner set forth in the Letter of Representation. The Company will pay to the Trustee, as the paying agent, the principal amount of such Global Security, together with interest due at such Maturity Date or redemption or repayment date. The Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment." If any Maturity Date or redemption or repayment date of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day with respect to such Note, except that, in the case of Book-Entry LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date or redemption or repayment date shall be the immediately preceding day that is a Business Day with respect to such Book-Entry LIBOR Note. Promptly after payment to DTC of the principal and interest due on the Maturity Date or redemption or repayment date of such Global Security, the Trustee will cancel such Global Security in accordance with the terms of the Indenture and deliver it to the Company with a certificate of cancellation.

                               Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at maturity or upon redemption or repayment shall be paid by the Company to the Trustee in funds available for immediate use by the Trustee not later than 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. The Company will confirm such instructions in writing to the Trustee. Payment shall be made prior to 10:00 A.M. (New York City time) or as soon thereafter as practicable, on each Maturity Date or redemption or repayment date or, if either such date is not a Business Day, as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fed wire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on Global Securities on any Maturity Date or redemption or repayment date. On each Interest Payment Date or, if any such date is not a Business Day, as soon as possible thereafter, interest payments and, in the case of Amortizing Notes, interest and principal payments shall be made to DTC in same day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter on each such date, DTC will pay, in accordance with its SDS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                               Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments directly to the beneficial owner of such Note.

Preparation of
Pricing Supplement:            If any order to purchase a Book-Entry Note is
                               accepted by or on behalf of the Company, the Company will prepare a pricing supplement (a
                               "Pricing Supplement") reflecting the terms of such Note and will arrange to file such Pricing
                               Supplement with the Commission in accordance with the applicable paragraph of Rule 424 under the Act, will deliver the number of copies of such

                               Pricing Supplement to the relevant Agent as such Agent shall request by the close of business on the following Business Day. The relevant Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note. In each instance that a Pricing Supplement is prepared, the Agents receiving such Pricing Supplement will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:                    The receipt by the Company of immediately
                               available funds in payment for a Book-Entry Note and the authentication and issuance of the Global
                               Security representing such Note shall constitute
                               "settlement" with respect to such Note. All orders accepted by the Company will be settled on the fifth Business Day pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next
                               Business Day.

Settlement Procedures:         Settlement Procedures with regard to each
                               Book-Entry Note sold by the Company to or through an Agent shall be as follows:

                               A. The relevant Agent will advise the Company by telephone that such Note is a Book-Entry Note and of the following settlement information:

                                   1.  Principal amount.

                                   2.  Maturity Date.

                                   3.  In the case of a Fixed Rate Book-Entry
                                       Note, the Interest Rate, the
                                       applicability of Annual Interest Payments and whether such Note is an Amortizing Note and, if so, the amortization schedule, or, in the case of a Floating Rate Book-Entry Note, the Initial Interest Rate (if known at such time), Interest Payment Dates, Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Interest Reset Period, Initial

                                          Interest Reset Date, Interest Reset
                                          Dates, Spread or Spread Multiplier (if
                                          any), Minimum Interest Rate (if any),
                                          Maximum Interest Rate (if any) and the
                                          Alternate Rate Event Spread (if any).

                                      4.  Redemption or repayment provisions, if
                                          any.

                                      5.  Settlement date and time.

                                      6.  Price.

                                      7.  Agent's commission, if any, determined
                                          as provided in the Agreement.

                                      8.  Whether the Note is an OID Note, and
                                          if it is an OID Note, the total amount
                                          of OID, the yield to maturity, the
                                          initial accrual period OID and the
                                          applicability of Modified Payment upon
                                          Acceleration (and, if so, the Issue
                                          Price).

                                      9.  Any other applicable Terms.

                               B. The Company will advise the Trustee by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above. The Trustee will then assign a CUSIP number to the Global Security representing such Note and will notify the Company and the Agent of such CUSIP number by telephone as soon as practicable.

                               C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the relevant Agent and Standard & Poor's Corporation:

                                      1.  The information set forth in
                                          Settlement Procedure "A".

                                      2.   The Initial Interest Payment Date for
                                           such Note, the number of days by
                                           which such date succeeds the related
                                           DTC Record Date (which in the case of
                                           Floating Rate Notes which reset daily
                                           or weekly, shall be the date five
                                           calendar days immediately preceding
                                           the applicable Interest Payment Date
                                           and, in the case of all other Notes,
                                           shall be the Record Date as defined
                                           in the Note) and, if known, amount of
                                           interest payable on such Initial
                                           Interest Payment Date.

                                      3.   The CUSIP number of the Global
                                           Security representing such Note.

                                      4.   Whether such Global Security will
                                           represent any other Book-Entry Note
                                           (to the extent known at such time).

                                      5.   Whether such Note is an Amortizing
                                           Note (by an appropriate notation in
                                           the comments field of DTC's
                                           Participant Terminal System).

                                      6.   The number of Participant accounts to
                                           be maintained by DTC on behalf of the
                                           Agents and the Trustee.

                               D. The Trustee will complete and authenticate the Global Security representing such Note.

                               E. DTC will credit such Note to the Trustee's participant account at DTC.

                               F.     The Trustee will enter an SDS deliver
                                      order through DTC's Participant Terminal
                                      System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to the relevant Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less such Agent's commission, if any. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that the Global Security representing such Book-Entry Note has been issued and authenticated.

                               G. Unless the relevant Agent purchased such Note as principal, such Agent will enter an SDS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and
                                      (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                               H. Transfers of funds in accordance with SDS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDS operating procedures in effect on the settlement date.

                               I. The Trustee will credit to the U.S. dollar account of the Company maintained at a Trustee located in New York City, notified to the Trustee from time to time in writing, in funds available for immediate use in the amount transferred to the Trustee, in accordance with Settlement Procedure "F".

                               J. Unless the relevant Agent purchased such Note as principal, such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

                               K.     Monthly, the Trustee will send to the
                                      Company a statement setting forth the
                                      principal amount of Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee but which have not yet been settled.

Settlement
Procedures
Timetable:           For sales by the Company of Book-Entry Notes to or through an Agent for settlement on the first Business Day after the sale date, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                     Settlement
                     Procedure               Time
                     ---------               ----
                     A.           11:00 A.M. on the sale date
                     B.           12:00 Noon on the sale date
                     C.           2:00 P.M. on the sale date
                     D.           9:00 A.M. on settlement date
                     E.           10:00 A.M. on settlement date
                     F-G          2:00 P.M. on settlement date
                     H.           4:45 P.M. on settlement date
                     I-J          5:00 P.M. on settlement date

                     If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedure "B" and "C" shall be completed as soon as such rate has been determined but no later than 12 Noon and 2:00 P.M., respectively, on the second Business Day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fed wire closing deadlines and in the other events specified in the SDS operating procedures in effect on the settlement date. If settlement of a Book-Entry Note is rescheduled or cancelled, the Trustee, after receiving notice from the Company or the Agent, will deliver to DTC, through

                       DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:     If the Trustee fails to enter an SDS deliver order with
                       respect to a Book-Entry Note pursuant to Settlement
                       Procedure "F", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security "cancelled," make appropriate entries in the Trustee's records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global
                       Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                       If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the relevant Agent may enter SDS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                        Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDS operating procedures then in effect.

                        In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.

            PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

         The Trustee will serve as registrar in connection with the Certificated Notes.

Issuance:            Each Certificated Note will be dated and issued as of the
                     date of its authentication by the Trustee. Each
                     Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note
                     (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the original issuance date of the predecessor Certificated
                     Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Registration:        Certificated Notes will be issued only in fully registered form without coupons.

Transfers and
Exchanges:           A Certificated Note may be presented for transfer or
                     exchange at the corporate trust office of the Trustee.
                     Certificated Notes will be exchangeable for other
                     Certificated Notes having identical terms but different denominations without service charge. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:          Each Certificated Note will mature on a date from nine
                     months to 60 years from its date of issue.

Currency:            The currency denomination with respect to any Certificated
                     Note and the payment of interest and the repayment of principal with respect to any such Certificated Note shall be as set forth therein and in the applicable Pricing
                     Supplement.

Denominations:       The denomination of any Certificated Note will be a minimum of 100,000 units of the Specified Currency or an integral multiple of 1,000 units of such Specified Currency in excess thereof, unless otherwise specified in the applicable Pricing Supplement.

Interest:            General. Interest on each Certificated Note will accrue
                     from the Original Issue Date of such Note for the first interest period and from the most recent date to which interest has been paid for all subsequent interest periods.
                     Each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest
                     Payment Date; provided that in the case of Floating Rate
                     Notes which reset daily or weekly, interest payments will include interest accrued to and including the Record Date immediately preceding the Interest Payment Date, except that at maturity or earlier redemption or repayment, the interest payable will include interest accrued to, but excluding, the Maturity Date or the date of redemption or repayment, as the case may be.

                     Fixed Rate Certificated Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Certificated Notes, other than Amortizing Notes, will be made semiannually on March 15 and September 15 of each year (or, if so indicated in such Note, annually on September 15 of each year) and at maturity or upon any earlier redemption or repayment and Certified Amortizing Notes will pay principal and interest semiannually each March 15 and September 15, or quarterly each March 15, June 15, September 15, and December 15, and at maturity or upon any earlier redemption or repayment; provided, however, that in the case of Certificated Fixed Rate Notes issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

                     Floating Rate Certificated Notes. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semiannually or annually. Interest will be payable, in the case of Floating Rate Certificated Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified pursuant to settlement procedure "A" below; in the case of Notes with a quarterly interest Payment Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and in the case of Notes with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for Floating Rate Certificated Notes would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Notes, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Notes, except that in the case of a LIBOR Note if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided, further, that in the case of a Floating Rate Certificated
                               Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

Calculation of Interest:       Fixed Rate Certificated Notes. Interest on Fixed
                               Rate Certificated Notes (including interest for partial periods) will be calculated on the basis of a year of twelve thirty-day months.

                               Floating Rate Certificated Notes. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of such Notes. Interest on Floating Rate Certificated Notes will be calculated on the basis of actual days elapsed and a year of 360 days except that in the case of Treasury Rate Notes, interest will be calculated on the basis of the actual number of days in the year.

Payments of
Principal and
Interest:              The Trustee will pay the principal amount of each
                       Certificated Note at maturity or upon redemption or repayment upon presentation and surrender of such Note to the Trustee. Such payment, together with payment of interest due at maturity or upon redemption or repayment of such Note, will be made in funds available for immediate use by the Trustee and in turn by the holder of such Note. Certificated Notes presented for payment to the Trustee at maturity or upon redemption or repayment will be cancelled by the Trustee and delivered to the Company with a certificate of cancellation. All interest payments on a Certificated Note (other than interest due at maturity or upon redemption or repayment) will be made by check drawn on the Trustee (or another person appointed by the Trustee) and mailed by the Trustee to the person entitled thereto as provided in such Note and the Indenture; provided, however, that the holder of $5,000,000 or more of Notes having the same Interest
                       Payment Date will be entitled to receive payment by wire transfer of immediately available funds. Following each Record Date, the Trustee will furnish the Company with a list of interest payments to be made on the following
                       Interest Payment Date for each Certificated Note and in total for all Certificated Notes. Interest at maturity or upon redemption or repayment will be payable to the person to whom the payment of principal is payable. The
                       Trustee will provide monthly to the Company lists of principal and interest, to the extent ascertainable, to be paid on Certificated Notes maturing or to be redeemed in the next month. The Trustee will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

                       If any Interest Payment Date or the Maturity Date or redemption or repayment date of a Fixed Rate Certificated
                       Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest on such payment for the period from and after such Interest Payment Date, Maturity Date or redemption or repayment date, as the case may be. If any Interest Payment Date or the Maturity Date or redemption or repayment date for any Certificated Floating Rate Note would fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date, Maturity Date or redemption or repayment date will be the following day that is a Business Day with respect to such Note, except that, in the case of a Certificated LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day with respect to such Certificated LIBOR Note.

Preparation of
Pricing Supplement:       If any order to purchase a Certificated Note is
                          accepted by or on behalf of the Company, the Company will prepare a pricing supplement (a "Pricing
                          Supplement") reflecting the terms of such Note and will arrange to file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424 under the Act, will deliver the number of copies of such Pricing Supplement to the relevant
                          Agent as such Agent shall request by the close of business on the following Business Day. The relevant
                          Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note.

                          In each instance that a Pricing Supplement is prepared, the Agents receiving such Pricing Supplement will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

                          Settlement: The receipt by the Company of immediately available funds in exchange for an authenticated Certificated Note delivered to the relevant Agent and such Agent's delivery of such Note against receipt of immediately available funds shall constitute "settlement" with respect to such Note. All offers accepted by the Company will be settled on or before the fifth Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the

                          Company and the purchaser agree to settlement on another date.

Settlement
Procedures:               Settlement Procedures with regard to each Certificated
                          Note sold by the Company to or through an Agent shall be as follows:

                          A. The relevant Agent will advise the Company by telephone that such Note is a Certificated Note and of the following settlement information:

                              1. Name in which such Note is to be registered ("Registered Owner").

                              2. Address of the Registered Owner and address for payment of principal and interest.

                              3.  Taxpayer identification number of the
                                  Registered Owner (if available).

                              4.  Principal amount.

                              5.  Maturity Date.

                              6. In the case of a Fixed Rate Certificated Note, the Interest Rate, the applicability of Annual Interest Payments and whether such Note is an Amortizing Note and, if so, the amortization schedule, or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Interest Payment Dates, Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any), and the Alternate Rate Event Spread (if any).

                              7.  Redemption or repayment provisions, if any.

                              8.  Settlement date and time.

                              9.  Price.

                              10. Agent's commission, if any, determined as
                                  provided in the Agreement.

                              11. Denominations.

                              12. Specified Currency.

                              13. Whether the Note is an OID Note, and if it is
                                  an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID and the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).

                              14. Whether the Note is an Indexed Note, and if it
                                  is an Indexed Note, the Indexed Currency, the Currency Base Rate and the Determination Agent.

                              15. Whether the Note is a Dual Currency
                                  Note, and if it is a Dual Currency Note, the Face Amount Currency, the Optional Payment Currency, the Designated Exchange Rate, the Option Election Dates and the Option Value Calculation Agent.

                              16. Any other applicable terms.

                          B. The Company will advise the Trustee by telephone or electronic transmission (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure "A" above.

                          C. The Company will have delivered to the Trustee a pre-printed four ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, the relevant Agent and the Trustee:

                              1.  Note with customer confirmation.

                              2.  Stub One - For the Trustee.

                              3.  Stub Two - For the relevant Agent.

                              4.  Stub Three - For the Company.

                          D.  The Trustee will complete such Note and
                              authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the relevant Agent, and such Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by such Agent for payment to the U.S. dollar account of the Company maintained at the Trustee, New York, New York (or, with respect to Notes payable in a Specified Currency other than U.S. dollars, to an account maintained at a Trustee selected by the Company notified to the relevant Agent from time to time in writing,) in funds available for immediate use, of an amount equal to the price of such Note less such Agent's commission, if any. In the event that the instructions given by such Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of such Agent an amount of immediately available funds equal to the amount of such payment made.

                          E. Unless the relevant Agent purchased such Note as principal, such Agent will deliver such Note (with confirmation) to the customer against payment in immediately payable funds. Such Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

                          F. The Trustee will send Stub Three to the Company by first-class mail. Periodically, the Trustee will also send to the Company a statement setting forth the principal amount of the Notes Outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee but which have not yet been settled.

Settlement
Procedures
Timetable:                     For sales by the Company of Certificated Notes to
                               or through an Agent, Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times (New York City time) set forth below:

                               Settlement
                               Procedure              Time

                               A.        2:00 P.M. on day before settlement date
                               B.        3:00 P.M. on day before settlement date
                               C-D       2:15 P.M. on settlement date
                               E         3:00 P.M. on settlement date
                               F         5:00 P.M. on settlement date

Failure to Settle:            If a purchaser fails to accept delivery of and
                              make payment for any Certificated Note, the relevant Agent will notify the Company and the Trustee by telephone and return such Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of such Agent an amount equal to the amount previously credited thereto in respect of such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by such Agent in the performance of its obligations hereunder and under the Distribution Agreement with the Company, then the Company will reimburse such Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such Note "cancelled," make appropriate entries in the Trustee's records and send such Note to the Company.

                                                                       EXHIBIT C

                      GENERAL ELECTRIC CAPITAL CORPORATION

                       Global Medium-Term Notes, Series A

                       MASTER CALCULATION AGENT AGREEMENT

     WHEREAS, General Electric Capital Corporation (the "Issuer") has authorized the issuance of Global Medium-Term Notes, Series A (the "Notes"), due from nine months to 60 years from the date of issue, which may bear interest at either a fixed or variable rate; and

     WHEREAS, the Notes will be offered on a continuous basis inside the United States by the Issuer through certain agents named in the U.S. Distribution Agreement referred to below relating to the Notes (the "Agents"); and

     WHEREAS, the Notes are to be issued under a Third Amended and Restated Indenture, dated as of February 27, 1997, as supplemented by the First Supplemental Indenture dated as of May 3, 1999 and the Second Supplemental Indenture dated as of July 2, 2001, between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as successor trustee (the "Trustee") (as supplemented, the "Indenture"); and

     WHEREAS, the Notes are to be distributed pursuant to the terms of a Second Amended and Restated U.S. Distribution Agreement, dated as of April 16, 2002 (the "U.S. Distribution Agreement"), between the Issuer and the Agents.

     NOW IT IS HEREBY AGREED that:

     1. Appointment of Agent. The Issuer hereby appoints any Agent requested to so act by the Issuer with respect to any Notes offered and sold by such Agent, and such Agent hereby accepts such appointment, as the Issuer's agent for the purpose of calculating the applicable interest rate (the "Interest Rate") as set forth in the Prospectus dated April 9, 2002-, the Prospectus Supplement dated April 16, 2002 (together the "Prospectus"), and the Pricing Supplement relating to the particular tranche of Notes, as applicable, upon the terms and subject to the conditions hereinafter set forth (the "Calculation Agent").

     2. Obligations of Calculation Agent. The Calculation Agent shall calculate the Interest Rate in the manner and at the times provided in the Notes, the

Prospectus and the applicable Pricing Supplement. The Calculation Agent shall exercise due care to calculate such Interest Rate and shall promptly communicate the same, in writing, to the Issuer, the Trustee and the Paying Agent. The Calculation Agent shall, upon the request of any holder of any Note, provide such Interest Rate as then in effect and, if determined, as it will become effective as a result of calculations made on the most recent Interest Determination Date with respect to such Note. The Calculation Agent's determination of any interest rate will, absent manifest error, be binding on the Issuer and the holders of the Notes.

     3. Terms and Conditions. The Calculation Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which the Issuer agrees:

     (a) The Issuer agrees to indemnify the Calculation Agent for, and to hold it harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability) incurred by the Calculation Agent which arises out of or in connection with its acting as Calculation Agent hereunder, except such as may result from the negligence, willful misconduct or bad faith of the Calculation Agent or any of its officers or employees. The Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Issuer for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Calculation Agent in reliance upon (i) the written opinion of counsel or (ii) written instructions from the Issuer.

     (b) In acting under this Agreement and in connection with the Notes, the Calculation Agent is acting solely as agent of the Issuer and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Notes.

     (c) The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon any notice, direction, certificate, affidavit, statement or other paper, documents of communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

     (d) The Calculation Agent and any of its affiliates, or any of their respective officers, managing directors, employees and shareholders, may become the owner of, or acquire an interest in, any Notes, with the same rights that it or they would have if it were not the Calculation Agent, and may engage or be interested in any financial or other transaction with the Issuer as freely as if it were not the Calculation Agent.

     (e) The Calculation Agent shall be obligated to perform such duties and only such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement against the Calculation Agent.

     (f) Unless herein otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Issuer made or given by it under any provision of this Agreement shall be sufficient if signed by any authorized representatives of the Issuer.

     4. Resignation; Removal; Successor. (a) The Calculation Agent may at any time resign as Calculation Agent by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall never be earlier than 120 days after the receipt of such notice by the Issuer, unless the Issuer agrees to accept less notice. The Calculation Agent may be removed at any time by the filing with it of any instrument in writing signed by an authorized officer of the Issuer and specifying such removal and the date when it is intended to become effective. Such resignation or removal shall take effect upon the date of the appointment by the Issuer, as hereinafter provided, of a successor Calculation Agent and the acceptance of such appointment by such successor Calculation Agent. A successor Calculation Agent shall be appointed by the Issuer by an instrument in writing signed on behalf of the Issuer and filed with the entity designated as the successor Calculation Agent. Upon the appointment of a successor Calculation Agent and acceptance by it of such appointment, the Calculation Agent so superseded shall cease to be such Calculation Agent hereunder. Upon its resignation or removal, the Calculation Agent shall be entitled to the reimbursement of all reasonable out-of-pocket expenses (including reasonable counsel fees) incurred in connection with the services rendered by it hereunder, in either case to the effective date of such resignation or removal.

     (b) Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Calculation Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer and deliver, and such successor Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.

     (c) Any corporation into which the Calculation Agent may be merged, or any corporation other than the Calculation Agent resulting from a merger or consolidation to which the Calculation Agent shall be party, or any corporation to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its assets and business shall, to the extent permitted by applicable law, be the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, consolidation or sale shall forthwith be given to the Issuer and the Paying Agent.

     5. Notices. Any notice required to be given hereunder shall be delivered in person, sent by letter or telecopy or communicated by telephone (subject, in the case of communication by telephone, to confirmation dispatched within two Business Days by letter or telecopy): (a) in the case of the Issuer, to 260 Long Ridge Road, Stamford, Connecticut 06927 (Attention: Senior Vice President - Corporate Treasury and Global Funding Operation), Telephone No. 203-357-4000, Fax No. 203-357-4975; (b) in the case of the Trustee and the Paying Agent, to JPMorgan Chase Bank, Corporate Trust and Securities Window, 55 Water Street Room 234 North Building, New York, NY 10041 Telephone No. 212-638-0450, Fax No. 212-638-7375; or, in any case, to any other address to which the party receiving notice shall have notified the party giving such notice in writing. Any notice hereunder given by telecopy or letter shall be deemed to be served when, in the ordinary course of transmission or post, as the case may be, it would be received.

     6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     7. Terms. Terms used but not defined herein shall have the meanings assigned to them in the applicable Prospectus Supplement.

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                                                                       EXHIBIT D

                      GENERAL ELECTRIC CAPITAL CORPORATION

                         Executive Officer's Certificate

     I, ____________________________, ____________________ of General Electric
Capital Corporation, a Delaware corporation, (the "Company"), DO HEREBY CERTIFY pursuant to Section 5(b) of the Second Amended and Restated U.S. Distribution Agreement dated as of April 16, 2002 (the "Distribution Agreement"), among the Company and the Agents named therein, relating to the Global Medium Term Notes, Series A and the related Terms Agreement dated as of [ ] between the Company and [Name of Agent] that:

              The representations and warranties of the Company contained in the Distribution Agreement are true and correct on and as of the date hereof, as if made on and as of such date and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Distribution Agreement at or prior to the date hereof; and

              No stop order suspending the effectiveness of the Registration Statement is in effect, and, to the best of my knowledge, no proceedings for such purpose are pending before or threatened by the Securities and Exchange Commission; and there has been no material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Prospectus, the Prospectus Supplement and the Pricing Supplement.

              Capitalized terms used in this certificate have the meanings ascribed to them in the Distribution Agreement.

     IN WITNESS WHEREOF, I have signed this certificate as of this __ day of [ ], 20___.
                                                  ______________________________
                                                  [NAME]
                                                  [TITLE]